Exhibit 10(ll)(8)

CENTERPOINT ENERGY, INC.
2009 LONG TERM INCENTIVE PLAN

FORM OF EXECUTIVE CHAIRMAN SPECIAL
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to this Restricted Stock Unit Award Agreement (this “RSU Award Agreement”), CENTERPOINT ENERGY, INC. (the “Company”) hereby grants to the Executive Chairman (the ”Participant”) effective on [DATE], 20XX (the “Grant Date”), a restricted stock unit award of [Number] units of Common Stock of the Company (the “RSU Award”), pursuant to the CENTERPOINT ENERGY, INC. 2009 LONG TERM INCENTIVE PLAN (the “Plan”), with such number of units being subject to adjustment as provided in Section 14 of the Plan, and further subject to the terms, conditions and restrictions described in the Plan and as follows:
1.Relationship to the Plan; Definitions. This RSU Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this RSU Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this RSU Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Participant herein also include the heirs or other legal representatives of the Participant.
2.    Establishment of RSU Award Account. The grant of units of Common Stock of the Company pursuant to this RSU Award Agreement shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Participant of the unfunded and unsecured right to receive a corresponding number of shares of Common Stock, which right shall be subject to the terms, conditions and restrictions set forth in the Plan and to the further terms, conditions and restrictions set forth in this RSU Award Agreement. Except as otherwise provided in Section 9 of this RSU Award Agreement, the units of Common Stock credited to the Participant’s bookkeeping account may not be sold, assigned, transferred, pledged or otherwise encumbered until the Participant has been registered as the holder of such shares of Common Stock on the records of the Company as provided in Section 4 or 5 of this RSU Award Agreement.
3.    Vesting of RSU Award. Unless the Participant receives a distribution pursuant to Section 4 below, the Participant’s right to receive shares of Common Stock under this RSU Award shall vest on [DATE], 20XX (the “Vesting Date”), provided that (i) the Participant is in continuous service (whether as an employee or director) with the Company or any of its Subsidiaries (“Service”) from the Grant Date until the Vesting Date. If the

Participant’s Service terminates for any reason before the Vesting Date, all unvested shares as of the date the Participant’s Service terminates for any reason shall be forfeited as of such termination date.
4.    Distribution Upon a Change in Control.
(a)    Notwithstanding any provision of this RSU Award Agreement to the contrary, upon the occurrence of a Change in Control of the Company, provided the Participant’s Service has not terminated prior to such date, the Participant’s right to receive the unvested shares of Common Stock subject to this RSU Award Agreement shall be settled by a distribution to the Participant of:
(i)    the number of shares of Common Stock subject to this RSU Award Agreement not previously vested pursuant to Section 3 above, plus
(ii)    Dividend Equivalents on such shares of Common Stock in the form of shares of Common Stock (rounded up to the nearest whole share) for the period commencing on the Grant Date and ending on the date immediately preceding the date of the consummation of the Change in Control (the “Change in Control Closing Date”);
with such shares of Common Stock registered in book-entry form with the Company’s transfer agent in the Participant’s name.
(b)    In lieu of the distribution in shares under clause (a) above, the Committee, in its sole discretion, may direct that such distribution be made to the Participant in a lump sum cash payment equal to:
(i)    the product of (x) the Fair Market Value per share of Common Stock on the date immediately preceding the Change in Control Closing Date and (y) the number of shares of Common Stock subject to this RSU Award Agreement not previously vested pursuant to Section 3 above, plus
(ii)    Dividend Equivalents on such shares of Common Stock for the period commencing on the Grant Date and ending on the date immediately preceding the Change in Control Closing Date;
with such cash payment to be made to the Participant not later than 70 days after the Change in Control Closing Date. The Company shall have the right to withhold applicable taxes from any such distribution of the Common Stock (including, but not limited to, Dividend Equivalents) or from other cash compensation payable to the Participant at the time of such vesting and delivery pursuant to Section 11 of the Plan.
(c)    The distribution under this Section 4, whether in the form of shares of Common Stock or, if directed by the Committee, in cash, shall satisfy the rights of the Participant and the obligations of the Company under this RSU Award Agreement in full.

5.    Payment of Award Under Section 3. Upon the vesting of the Participant’s right to receive the shares of Common Stock pursuant to Section 3 of this RSU Award Agreement, such shares of Common Stock will be registered in book-entry form with the Company’s transfer agent in the Participant’s name not later than the 70th day after the applicable Vesting Date. The Company shall have the right to withhold applicable taxes from any such distribution of the Common Stock (including, but not limited to, Dividend Equivalents) or from other cash compensation payable to the Participant at the time of such vesting and delivery pursuant to Section 11 of the Plan.
If the units of Common Stock became vested pursuant to Section 3, upon the date of delivery of shares of Common Stock in settlement of such units, the Participant shall also be entitled to receive Dividend Equivalents on such shares of Common Stock for the period from the Grant Date to the date such shares of Common Stock are distributed to the Participant.
6.    Confidentiality. The Participant agrees that the terms of this RSU Award Agreement are confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to financial institutions as part of a financial statement, financial, tax and legal advisors, or as required by law) by the Participant or his or her agents, representatives, heirs, children, spouse, employees or spokespersons shall be a breach of this RSU Award Agreement and the Company may elect to revoke the grant made hereunder, seek damages, plus interest and reasonable attorneys’ fees, and take any other lawful actions to enforce this RSU Award Agreement.
7.    Notices. For purposes of this RSU Award Agreement, notices to the Company shall be deemed to have been duly given upon receipt of written notice by the Corporate Secretary of CenterPoint Energy, Inc., 1111 Louisiana, Houston, Texas 77002, or to such other address as the Company may furnish to the Participant.
Notices to the Participant shall be deemed effectively delivered or given upon personal, electronic, or postal delivery of written notice to the Participant, the place of Service of the Participant, the address on record for the Participant at the human resources department of the Company, or such other address as the Participant hereafter designates by written notice to the Company.
8.    Shareholder Rights. The Participant shall have no rights of a shareholder with respect to the shares of Common Stock granted pursuant to this RSU Award, unless and until the Participant is registered as the holder of such shares of Common Stock.
9.    Successors and Assigns. This RSU Award Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns except as expressly prohibited herein and in the Plan. Notwithstanding anything herein or in the Plan to the contrary, the shares of Common Stock are transferable by the Participant to Immediate Family Members, Immediate Family Member trusts, and Immediate Family Member partnerships pursuant to Section 13 of the Plan.

10.    No Continued Service Guaranteed. Nothing in this RSU Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Service with the Company or any Subsidiary, or any successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.
11.    Section 409A. The distribution of shares and payments under this RSU Award Agreement are not intended to be subject to Section 409A of the Code pursuant to the short term deferral exclusion and shall be administered accordingly.
12.    Modification of RSU Award Agreement. Any modification of this RSU Award Agreement shall be binding only if evidenced in writing. The foregoing notwithstanding, (i) no adjustment to the RSU Award pursuant to Section 14 of the Plan and (ii) no substitutions of the benefits under this RSU Award Agreement, in each case, shall be made in a manner that results in this RSU Award being subject to the requirements of Section 409A.

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